Exhibit 99.1

July 15, 2025

GCI Liberty, Inc. Announces Second Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- GCI Liberty, Inc. (“GCI Liberty”) (Nasdaq: GLIBA, GLIBK) will host a conference call to discuss results for the second quarter of 2025 on Thursday, August 7th at 11:15 a.m. E.T. Before the open of market trading that day, GCI Liberty will issue a press release reporting such results, which can be found at https://www.gciliberty.com/investors/news-events/press-releases. Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding GCI Liberty and Liberty Broadband Corporation. The press release and conference call may discuss the financial performance and outlook of these companies, as well as other forward looking matters.

Please call InComm Conferencing at (877) 407-3944 or +1 (412) 902-0038, confirmation code 13749438, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the GCI Liberty website at https://www.gciliberty.com/investors/news-events/ir-calendar to register for the webcast. Links to the press release and replay of the call will also be available on the GCI Liberty website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About GCI Liberty, Inc.

GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBK) consists of its wholly owned subsidiary GCI. GCI is Alaska’s largest communications provider, providing data, voice and managed services to consumer and business customers throughout Alaska, serving more than 200 communities. GCI has invested $4.7 billion in its Alaska network and facilities over the past 45 years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

GCI Liberty, Inc.
Shane Kleinstein, 720-875-5432

Source: GCI Liberty, Inc.